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                                                                    Exhibit 23.2

[LOGO OF KPMG PEAT MARWICK LLP APPEARS HERE]



                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Santa Anita Realty Enterprise, Inc.

and

Santa Anita Operating Company;


We consent to incorporation by reference in the Joint Registration Statement (No. 2-95228) on Form S-8, as amended through Post-Effective Amendment No. 3, the Joint Registration Statement on Form S-8 (No. 33-51843), and the Joint Registration Statement on Form S-8 (No. 33-58995) of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of our report dated February 7, 1997, relating to the balance sheets of Anita Associates as of December 31, 1996 and 1995, and the related statements of income, partners' deficit and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Joint Annual Report on Form 10-K/A-2 of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.


                                                     KPMG Peat Marwick LLP

San Diego, California

August 12, 1997